UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

PhotoWorks, Inc.

(Exact name of registrant as specified in its charter)

0-15338

(Commission File Number)

Washington	91-0964899
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1260 16th Avenue West, Seattle, WA 98119

(Address of principal executive offices, with zip code)

206-281-1390

(Registrant's telephone number, including area code)

[Former Name or Former Address, if applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)         On October 18, 2005, Mr. Ross Chapin resigned from the Board of Directors of the Company. Mr. Chapin was a member of the Audit Committee.

(d)         On October 18, 2005, Mr. Edward Holl was elected to the Board of Directors to fill a vacancy on the Board. Mr. Holl was also appointed to the Audit Committee.

Mr. Holl is a manager of HZ Partners LLC, a Delaware limited liability company, which in turn is the manager of Matinicus Capital Management LLC, a Delaware limited liability company. Matinicus Capital Management LLC is the manager of Matinicus LP. Pursuant to a recapitalization plan approved by PhotoWorks shareholders in July 2005, Matinicus LP acquired 4,103,001 shares of PhotoWorks common stock and warrants to acquire 409,436 shares of PhotoWorks common stock in exchange for convertible debentures owned by Matinicus LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhotoWorks, Inc.

Date: October 19, 2005	By: /s/ Philippe Sanchez
Philippe Sanchez
President

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